Global Water Resources Appoints Christa Steele to Board of Directors
PHOENIX, AZ – November 17, 2025 – Global Water Resources, Inc. (NASDAQ: GWRS), a pure-play water resource management company, has appointed Christa Steele to its board of directors, effective January 1, 2026. She succeeds Debra G. Coy who, as previously announced, will resign from the board at the end of the year to dedicate time to family and pursue other interests. Following the appointment of Steele and the resignation of Coy, the board will continue to be comprised of seven directors, with four serving as independent directors.

Steele brings to Global Water more than two decades of leadership experience as a CEO, executive, and board member across public and private organizations. Her expertise encompasses regulatory navigation, digital transformation, financial oversight, growth strategy development, and mergers and acquisitions.

Steele most recently served as interim CEO of BALCO Holdings, parent company of Bay Alarm, Bay Alarm Medical and BALCO Properties, with 1,200 employees and revenues of approximately $300 million.

Prior to that, she served as president and CEO of Mechanics Bank until it was acquired by a subsidiary of Ford Financial Fund. During her tenure at Mechanics Bank, core earnings improved and the stock price doubled.
“Christa brings to our board extensive experience as a strategic, operations-focused leader who has served on the boards of a diverse group of industry-leading companies,” said Ron Fleming, chairman, president and CEO of Global Water. “Her outstanding executive and board experience aligns with our company’s goal of leading the industry in water resource management, customer service, and innovative water recycling technologies.”

Steele currently serves on the board of directors of Deep Isolation Nuclear, a leading innovator in nuclear waste disposal technology, and Tanimura & Antle, one of the largest independent vegetable growers in the U.S. She currently serves as audit committee chair and on several other board committees at The Doctors Company, the nation's largest physician-owned medical malpractice insurer.

“As a Scottsdale resident, I am honored to join Global Water as Arizona experiences significant growth amid the challenge of water scarcity,” commented Steele. “The company’s market leadership in utility consolidation, automation and water resource management, as well as its legacy of service and commitment to Arizona’s communities makes it well suited for this challenge. I look forward to working with my fellow directors to guide the company’s continued growth and success as it seeks to expand in major metro growth corridors around Phoenix and Tucson, Arizona.”

Steele has been recognized extensively for her pragmatic business leadership, including being named to the 2023 National Association of Corporate Directors’ Directorship 100, and twice being selected by the San Francisco Business Times to its Most Influential Women in Bay Area Business list for 2015 and 2022.

Steele holds an MBA from the University of Southern California, a Bachelor of Arts from California State University - Sacramento, and a CERT in Cybersecurity Oversight from Carnegie Mellon University’s Software Engineering Institute.
About Global Water Resources
Global Water Resources, Inc. is a leading water resource management company that owns and operates 39 systems which provide water, wastewater, and recycled water service. The company’s service areas are located primarily in growth corridors around metropolitan Phoenix and Tucson. Global Water recycles over 1 billion gallons of water annually with 18.9 billion gallons recycled since 2004.
The company has been recognized for its highly effective implementation of Total Water Management (TWM). TWM is an integrated approach to managing the entire water cycle that involves owning and operating water, wastewater and recycled water utilities within the same geographic area in order to maximize the beneficial use of recycled water. It enables smart water management programs such as remote metering infrastructure and other advanced technologies, rate designs, and incentives that result in real conservation. TWM helps protect water supplies in water-scarce areas experiencing population growth.
Global Water has received numerous industry awards, including national recognition as a ‘Utility of the Future Today’ for its superior water reuse practices by a national consortium of water and conservation organizations led by the Water Environment Federation (WEF). The company also received Cityworks’ Excellence in Departmental Practice Award for demonstrating leadership and creativity in applying public asset management strategies to daily operations and long-term planning.
To learn more, visit www.gwresources.com.

Cautionary Note Regarding Forward-Looking Statements
Certain statements in this press release include certain forward-looking statements which reflect the company's expectations regarding future events. The forward-looking statements involve a number of assumptions, risks, uncertainties, and other factors that could cause actual results to differ materially from those contained in the forward-looking statements. These forward-looking statements include, but are not limited to, statements about our strategies; expectations about future business plans, prospective performance, growth, and opportunities, including expected growth in and around metropolitan Phoenix and Tucson; future financial performance; technologies; plans and expectations for capital expenditures and regulatory compliance; and other statements that are not historical facts, as well as statements identified by words such as "expects", "anticipates", "intends", "plans", "believes", "seeks", "estimates", or the negative of these terms, or other words of similar meaning. These statements are based on our current beliefs or expectations and are inherently subject to a number of risks, uncertainties, and assumptions, most of which are difficult to predict and many of which are beyond our control. Actual results may differ materially from these expectations due to changes in political, economic, business, market, regulatory, and other factors. Factors that may also affect future results are disclosed under the headings “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in our filings with the Securities and Exchange Commission (the "SEC"), which are available at the SEC's website at www.sec.gov. This includes, but is not limited to, our most recently filed periodic reports on Form 10-K and Form 10-Q and subsequent filings with the SEC. Accordingly, investors are cautioned not to place undue reliance on any forward-looking statements, which reflect management’s views as of the date hereof. We undertake no obligation to publicly update any forward-looking statement, except as required by law, whether as a result of new information, future developments or otherwise.

Company Contact:
Michael Liebman
CFO and SVP
Tel (480) 999-5104
mike.liebman@gwresources.com

Investor Relations Contact:
Ron Both or Grant Stude
Encore Investor Relations
Tel (949) 432-7450
https://encore-ir.com/contact-us/
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